SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 23, 2003

                         ELINE ENTERTAINMENT GROUP, INC.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Nevada                        000-30451                       88-0429856
 ---------------                  -----------                    --------------
 (State or other                  (Commission                    (IRS Employer
 jurisdiction of                  File Number)                   Identification
 incorporation)                                                      Number)


               8905 Kingston Pike, Suite 313, Knoxville, TN 37923
          -------------------------------------------------------------
                   (Address of executive offices and Zip Code)

       Registrant's telephone number, including area code: (215) 895-9859 not applicable
       ------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.

(a) Financial statements of businesses acquired (commencing on page F-1).

         (1) Audited financial statement of Industrial Fabrication and Repair, Inc. for the fiscal year ended December 31, 2002 and 2001.

(b) Proforma financial information  (commencing on page F-12).

         (1) Proforma balance sheet of Eline Entertainment Group, Inc. as of April 30, 2003; and

         (2) Proforma income statements of Eline Entertainment Group, Inc. for six months ended April 30, 2003 and the fiscal year ended October 31, 2002.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Eline Entertainment Group, Inc.


Date: July 23, 2003                     By: /s/ Barry A. Rothman
                                            --------------------
                                            Barry A. Rothman, President

                      INDUSTRIAL FABRICATION & REPAIR, INC.

                              FINANCIAL STATEMENTS

                           December 31, 2002 and 2001


                                TABLE OF CONTENTS


                                                                    Page No.
                                                                    --------
AUDITED FINANCIAL STATEMENTS

         Independent Auditors' Report ..............................   F-2

         Balance Sheets ............................................   F-3

         Statements of Operations ..................................   F-4

         Statements of Changes in Stockholder's Equity .............   F-5

         Statements of Cash Flows ..................................   F-6

         Notes to the Financial Statements .........................   F-7

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors
Industrial Fabrication & Repair, Inc.
Knoxville, Tennessee


We have audited the accompanying balance sheets of Industrial Fabrication & Repair, Inc. as of December 31, 2002 and 2001, and the related statements of operations and changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Industrial Fabrication & Repair as of December 31, 2002 and 2001, and the results of its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


Murfreesboro, Tennessee
July 15, 2003

                            INDUSTRIAL FABRICATION & REPAIR, INC.
                                        Balance Sheets
                                  December 31, 2002 and 2001

                                                                     2002            2001
ASSETS                                                           -----------      -----------
CURRENT ASSETS
  Cash and cash equivalents ................................     $    27,534      $    47,754
  Accounts receivable, less allowance of $47,107 and $25,000         425,499          413,745
  Taxes receivable .........................................          18,740            8,975
  Inventory ................................................         851,296          819,868
  Prepaid expenses .........................................          13,646           15,434
                                                                 -----------      -----------

    Total current assets ...................................       1,336,715        1,305,776

PROPERTY AND EQUIPMENT
  Shop equipment ...........................................         566,759          535,509
  Vehicles .................................................         119,938          133,538
  Furniture, fixtures and leasehold improvements ...........          26,703           26,703
                                                                 -----------      -----------

    Total property & equipment .............................         713,400          695,750

    Less: accumulated depreciation .........................        (350,292)        (305,083)
                                                                 -----------      -----------

    Net property & equipment ...............................         363,108          390,667

OTHER ASSETS
  Deposits .................................................           7,200            7,200
                                                                 -----------      -----------

                                                                 $ 1,707,023      $ 1,703,643
                                                                 ===========      ===========
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Trade accounts payable ...................................     $   316,912      $   333,708
  Line of credit ...........................................         290,000          255,000
  Accrued expenses .........................................         135,788           80,035
  Current maturities of long-term debt .....................           8,000            6,000
                                                                 -----------      -----------

    Total Current Liabilities ..............................         750,700          674,743

LONG-TERM DEBT, LESS CURRENT PORTION
  Long-term debt ...........................................          14,733           27,997
  Shareholder note and interest payable ....................         244,430          144,810
                                                                 -----------      -----------

    Total Liabilities ......................................       1,009,863          847,550

STOCKHOLDER'S EQUITY
  Common Stock, no par value, 2,000 shares
    authorized, 1,000 shares issued and outstanding ........           1,000            1,000
  Additional paid in capital ...............................       1,272,299        1,272,299
  Accumulated deficit ......................................        (576,139)        (417,206)
                                                                 -----------      -----------

    Total Stockholder's Equity .............................         697,160          856,093
                                                                 -----------      -----------

                                                                 $ 1,707,023      $ 1,703,643
                                                                 ===========      ===========

         The accompanying notes are an intregal part of these financial statements.

                                             F-3

                      INDUSTRIAL FABRICATION & REPAIR, INC.
                            Statements of Operations
                      Year Ended December 31, 2002 and 2001

                                                        2002            2001
                                                    -----------     -----------

Revenues .......................................    $ 2,878,218     $ 3,783,898
Cost of revenues
  Cost of materials ............................      1,049,048       1,877,323
  Inventory write down for obsolescence ........        200,000               -
  Cost of labor ................................        454,204         525,764
  Other costs ..................................         97,112         195,672
                                                    -----------     -----------

    Total cost of sales ........................      1,800,364       2,598,759
                                                    -----------     -----------

    Gross profit ...............................      1,077,854       1,185,139

Operating expenses:
  Other wages & salaries .......................        569,722         617,937
  Payroll taxes ................................         84,938          94,281
  Other general & administrative ...............        159,367         159,332
  Officer salaries .............................         60,000          60,000
  Depreciation & amortization ..................         58,808          64,092
  Rent .........................................         76,240         112,345
  Insurance ....................................        126,297         140,351
  Repairs, maintenance & supplies ..............          8,527          20,518
  Bad debts ....................................         40,000          24,931
  Professional fees ............................          3,602           6,725
  Other taxes ..................................            412          20,858
  State franchise and excise tax ...............          7,239           6,636
                                                    -----------     -----------

Total operating expenses .......................      1,195,152       1,328,006
                                                    -----------     -----------

Income (Loss) from operations ..................       (117,298)       (142,867)

Other income (expense):
  Interest expense .............................        (41,862)        (44,827)
  Interest income ..............................            227           1,577
                                                    -----------     -----------

Total other income (expense) ...................        (41,635)        (43,250)
                                                    -----------     -----------


Net loss .......................................    $  (158,933)    $  (186,117)
                                                    ===========     ===========

   The accompanying notes are an intregal part of these financial statements.

                             INDUSTRIAL FABRICATION & REPAIR, INC.
                         Statements of Changes in Stockholder's Equity
                        For the Years Ended December 31, 2002 and 2001


                                                                   Retained
                                Common Stock        Additional     Earnings/
                              -----------------      Paid-In      Accumulated
                              Shares     Amount      Capital        Deficit          Total
                              ------     ------     ----------     ---------      -----------
Balance, January 1, 2001 .     1,000      1,000      1,272,299      (231,089)       1,042,210


    Net (loss) ...........         -          -              -      (186,117)        (186,117)
                               -----     ------     ----------     ---------      -----------


Balance, December 31, 2001     1,000      1,000      1,272,299      (417,206)         856,093

    Net (loss) ...........         -          -              -      (158,933)        (158,933)
                               -----     ------     ----------     ---------      -----------

Balance, December 31, 2002     1,000     $1,000     $1,272,299     $(576,139)     $   697,160
                               =====     ======     ==========     =========      ===========



          The accompanying notes are an intregal part of these financial statements.

                                              F-5

                      INDUSTRIAL FABRICATION & REPAIR, INC.
                      Consolidated Statements of Cash Flows
                      Year Ended December 31, 2002 and 2001

                                                           2002          2001
                                                         ---------    ---------
OPERATING ACTIVITIES:
  Net (loss) .........................................   $(158,933)   $(186,117)
  Adjustments to reconcile net (loss) to
    net cash provided by operating activities
    Depreciation .....................................      58,808       63,888
    (Increase) decrease in:
      Trade account receivable .......................     (11,754)      82,817
      Inventory ......................................     225,021     (191,584)
      Other current assets ...........................      (7,977)      (9,934)
    Increase (decrease) in:
      Accounts payable ...............................    (273,244)     233,029
      Shareholder interest payable ...................      15,120       15,294
      Accrued expenses ...............................      12,450       64,529
                                                         ---------    ---------

Net Cash (Used) Provided by Operating Activities .....    (140,509)      71,922

INVESTING ACTIVITIES:
  Purchase of property and equipment .................     (31,249)      (5,344)
                                                         ---------    ---------

Net Cash (Used) by Investing Activities ..............     (31,249)      (5,344)

FINANCING ACTIVITIES:
  Net draws line of credit ...........................      35,000            -
  Payments on long term debt .........................     (11,265)     (23,595)
  Net borrowings (repayments) - shareholder ..........     127,803      (36,400)
                                                         ---------    ---------

Net Cash Provided (Used) by Financing Activities .....     151,538      (59,995)
                                                         ---------    ---------

(Decrease) Increase in Cash and Cash Equivalents .....     (20,220)       6,583

Cash and Cash Equivalents, Beginning of Period .......      47,754       41,171
                                                         ---------    ---------

Cash and Cash Equivalents, End of Period .............   $  27,534    $  47,754
                                                         =========    =========

Supplemental Disclosure
  Interest paid ......................................   $  19,400    $  16,619
  Income taxes .......................................           -            -


   The accompanying notes are an intregal part of these financial statements.

                      INDUSTRIAL FABRICATION & REPAIR, INC.
                          Notes to Financial Statements
                 For the Years Ended December 31, 2002 and 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS - Located in Knoxville, Tennessee, Industrial Fabrication & Repair is engaged in machining, welding, specialty design and fabrications for custom applications to customers from various industries including paper, steel mills, rock quarry operations, coal mining applications and bottling facilities located in the South Eastern United States.

BASIS OF ACCOUNTING - For financial statement and income tax reporting purposes, income and expenses are reported on the accrual method of accounting with income being reported when earned and expenses reported when incurred in accordance with generally accepted accounting principles.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS - Cash equivalents consist of highly liquid investments, such as money market accounts, deposit accounts, government-backed securities, and overnight repurchase agreements, each with an original maturity of less than three months. The costs of these investments approximate their fair market value.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS - An allowance for doubtful accounts is provided for the estimated amount of uncollectible accounts receivable.

INVENTORIES - Inventories are stated at the lower of cost or market; cost is determined using the first in, first out method.

PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation is computed using accelerated methods over the estimated useful lives of the assets, which are 5 to 15 years for machinery and equipment and up to 10 years for other assets. Maintenance and repair costs are charged directly to expense as incurred. Major renewals or replacements that substantially extend the useful life of an asset are capitalized and depreciated.

DEFERRED INCOME TAXES - Deferred income taxes are recognized for the tax consequences of temporary differences between the tax and financial reporting basis of the Company's assets and liabilities based on enacted tax laws and statutory tax rates applicable to the future years that the differences are expected to affect taxable income. The principal differences relate to bad debt expense and depreciation expense.

                      INDUSTRIAL FABRICATION & REPAIR, INC.
                          Notes to Financial Statements
                 For the Years Ended December 31, 2002 and 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

FINANCIAL INSTRUMENTS - The carrying values of the Company's financial instruments (cash and cash equivalents, accounts receivable, bank overdrafts, notes and accounts payable and accrued expenses) approximate fair value due to their current availability or relatively short maturities.

ACCOUNTING PRONOUNCEMENTS - In July 2001, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). This statement revises the standards for accounting for goodwill and other intangible assets by not allowing amortization of goodwill and establishing accounting for impairment of goodwill and other intangible assets. The Company adopted SFAS 142 during the year ended December 31, 2001. Such adoption had no effect on operations for either year.

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-lived Assets." SFAS 144 supersedes SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-lived Assets to be Disposed Of," and the accounting and reporting provisions relating to the disposal of a segment of a business. The provision of this statement provides a single accounting model for impairment of long-lived assets. The Company adopted SFAS 144 on January 1, 2003; the adoption of this statement did not have a significant impact on the Company's financial statements.

NOTE B - STATEMENT OF CASH FLOWS SUPPLEMENTAL DISCLOSURE

During the year ended December 31, 2001, the Company acquired an automobile for $41,252 through the assumption of debt.

NOTE C - INVENTORY

Inventory consisted of the following:

                                                 2002            2001
                                               --------        --------
         Raw materials ................        $828,133        $802,827
         Work-in-process ..............          23,163          17,041
                                               --------        --------

                                               $851,296        $819,868
                                               ========        ========

NOTE D - CREDIT FACILITY

In 1998, the Company secured a revolving line of credit facility in an aggregate amount up to $300,000. Interest on the line is due at 4.25%. The line is secured by the Company's accounts receivable, inventory, and certain equipment. The line is also personally guaranteed by the Company's sole shareholder.

                      INDUSTRIAL FABRICATION & REPAIR, INC.
                          Notes to Financial Statements
                 For the Years Ended December 31, 2002 and 2001


NOTE E - LONG TERM DEBT

Long term obligations consisted of the following:

                                                                2002       2001
                                                              -------    -------
Note payable to finance company, secured by
  automobile , interest at 1.9% per annum.
    Monthly payments of $600 due
    through April 2005  ..................................    $22,733    $32,914

Capital lease payable, secured by related equipment.
    Imputed interest at 9.9% per annum. Minimum lease
     payments of $500 due monthly through May 2002  ......          -      1,083
                                                              -------    -------

                                                               22,733     33,997
    Less:  current maturities ............................      8,000      6,000
                                                              -------    -------

                                                              $14,733    $27,997
                                                              =======    =======

Current maturities are as follows:

         Year ending December 31,
                                   2003      $ 8,000
                                   2004        8,500
                                   2005        6,233
                                             -------

                                             $22,733
                                             =======

NOTE F - OPERATING LEASE

The Company leases its facility from the Company's sole shareholder for a monthly rental of $6,500.

Rent expense totaled $71,500 and $78,000 for the years ended December 31, 2002 and 2001, respectively.

NOTE G - RELATED PARTY TRANSACTIONS

In addition to the month to month lease described in Note F, the Company's sole shareholder, from time to time, provides the Company with working capital. Gross advances totaled $249,400 and $100,000 and gross repayments totaled $121,597 and $136,400 during the years ended December 31, 2002 and 2001, respectively. The net balance owed to the shareholder accrues interest at 10% per annum.

                      INDUSTRIAL FABRICATION & REPAIR, INC.
                          Notes to Financial Statements
                 For the Years Ended December 31, 2002 and 2001


 NOTE H - INCOME TAXES

As of December 31, 2002 and 2001, the Company has net operating loss carry forwards totaling approximately $389,877 and $311,411, respectively to offset federal and state taxable income in future years.

These carry forwards will expire for the years ending December 31, 2016 for federal and state purposes.

Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain. Accordingly, a valuation allowance, in an amount equal to the deferred tax asset at December 31, 2002 and 2001 has been established to reflect these uncertainties. The deferred tax asset before valuation allowance is approximately $49,277 and $58,482 for federal and state tax purposes at December 31, 2002 and 2001.

The Company's provision for deferred income taxes for the current year is summarized as follows:

         Current benefit of net operating loss .......        $ 49,277
         Adjustment to allowance for realization .....         (49,277)
                                                              --------

                                                                     -
                                                              ========

NOTE I - CREDIT CONCENTRATIONS

Deposit balances in FDIC insured bank accounts sometimes exceed insured amounts. At December 31, 2002 and 2001, the Company was within these limits.

Trade accounts receivable represent credit concentrations in various industries as described in Note A. The Company does not require collateral on trade receivables.

During the year ended December 31, 2002, the Company had sales to two customers totaling 22.72% of total sales.

NOTE J - SUBSEQUENT EVENT

During the first two quarters of fiscal 2003 the Company's then sole shareholder advanced the Company an additional $450,000, that included $300,000 used by the Company to satisfy the outstanding obligations under the revolving line of credit (see Note D) in conjunction with the transaction described below. The Company has issued the then sole shareholder a secured promissory note representing all of its obligations to him, which such note bears interest at the rate of 7% per annum, and is collateralized by a security interest in all of the Company's assets.

                      INDUSTRIAL FABRICATION & REPAIR, INC.
                          Notes to Financial Statements
                 For the Years Ended December 31, 2002 and 2001


NOTE J - SUBSEQUENT EVENT - (CONTINUED)

In May 2003 the then sole shareholder of the Company sold 100% of the issued and outstanding common stock of the Company to Industrial Holding Group, Inc., a Florida corporation ("Industrial Holding") in exchange for 1 million shares of Industrial Holding's common stock in a private transaction exempt from registration under the Securities Act of 1933. Industrial Holding is a subsidiary of Eline Entertainment Group, Inc., a publicly-held Nevada corporation ("Eline"). The shares of Industrial Holding common stock issued to the seller are convertible into shares of Eline's common stock at such time and upon such terms and conditions as the parties may agree to in the future. Prior to the transaction with the Company, Eline had formed Industrial Holding as a first tier subsidiary. The authorized capital of Industrial Holding consists of 100 million shares of common stock and 10 million shares of blank check preferred stock, of which one share has been designated as Series A Preferred Stock. In conjunction with its organization Industrial Holding issued the one share of authorized Series A Preferred Stock to Eline. The designations, rights and preferences of the Series A Preferred Stock provides that (I) it does not pay dividends, (ii) it is not convertible or transferrable, (iii) it is redeemable only upon Eline's consent, (iv) it carries a liquidation preference of $1.00, and (v) it votes together with the common stock and any other class of voting securities as may then be authorized and entitles Eline to one vote more than one_half of all votes entitled to be cast by all holders of voting capital stock of Industrial Holding so as to ensure that the votes entitled to be cast by Eline are equal to at least 51% of the total of all votes entitled to be cast.

                         ELINE ENTERTAINMENT GROUP, INC.

                    UNAUDITED PROFORMA FINANCIAL STATEMENTS

                                TABLE OF CONTENTS


                                                                    Page No.
                                                                    --------
UNAUDITED PROFORMA FINANCIAL STATEMENTS

         Proforma balance sheet as of April 30, 2003 ............  F-15 & F-16

         Proforma income statements for six months
         ended April 30, 2003 and the fiscal year
         ended October 31, 2002 .................................  F-17 & F-18

                         ELINE ENTERTAINMENT GROUP, INC.

                     UNAUDITED PROFORMA FINANCIAL STATEMENTS

         In May 2003 the then sole shareholder of Industrial Fabrication and Repair, Inc. ("IFR") sold 100% of the issued and outstanding common stock of IFR to Industrial Holding Group, Inc. ("Industrial Holding") in exchange for 1 million shares of Industrial Holding's common stock in a private transaction exempt from registration under the Securities Act of 1933. Industrial Holding is a subsidiary of Eline Entertainment Group, Inc. (the "Company"). The shares of Industrial Holding common stock issued to the seller are convertible into shares of the Company's common stock at such time and upon such terms and conditions as the parties may agree to in the future. Prior to the transaction with IFR, the Company had formed Industrial Holding as a first tier subsidiary. The authorized capital of Industrial Holding consists of 100 million shares of common stock and 10 million shares of blank check preferred stock, of which one share has been designated as Series A Preferred Stock. In conjunction with its organization Industrial Holding issued the one share of authorized Series A Preferred Stock to the Company. The designations, rights and preferences of the Series A Preferred Stock provides that (i) it does not pay dividends, (ii) it is not convertible or transferrable, (iii) it is redeemable only upon the Company's consent, (iv) it carries a liquidation preference of $1.00, and (v) it votes together with the common stock and any other class of voting securities as may then be authorized and entitles the Company to one vote more than one-half of all votes entitled to be cast by all holders of voting capital stock of Industrial Holding so as to ensure that the votes entitled to be cast by the Company are equal to at least 51% of the total of all votes entitled to be cast. The former sole shareholder of IFR is currently owns all of Industrial Holding's issued and outstanding common stock.

         The following Unaudited Consolidated Balance Sheet presents the proforma financial position of the Company as of April 30, 2003 as if formation of Industrial Holding and the acquisition of IFR which Industrial Holding acquired in May 2003 had been consummated as of April 30, 2003.

         The following Unaudited Consolidated Proforma Statements of Operations for the six months ended April 30, 2003 and for the year ended October 31, 2002 present the proforma results of operations of the Company as if Industrial Holding had been formed and the acquisition of IFR, which was acquired in May 2003, had been consummated as of the beginning of the periods presented.

         The unaudited proforma net loss per share is based on the combined weighted average number of shares of common stock, which include the shares issued in connection with the formation of Industrial Holding and the acquisition of IFR Since the effect of common stock equivalents was anti-dilutive, all such equivalents are excluded from the calculation of proforma net loss per share.

         These Unaudited Consolidated Proforma Financial Statements should be read in conjunction with the respective historical consolidated financial statements and notes thereto of the Company and IFR. These Unaudited Consolidated Proforma Financial Statements were prepared utilizing the accounting policies of the respective entities as outlined in their historical financial statements except as described in the accompanying notes. The acquisition of IFR has been accounted for under the purchase method of accounting. Accordingly, the Unaudited Consolidated Proforma Financial Statements reflect the Company's allocation of the purchase price of $based upon the historical costs as reflected in IFR's financial statements in accordance with generally accepted accounting principles. The unaudited consolidated proforma results of operations do not necessarily reflect actual results which would have occurred if the acquisition had taken place on the assumed dates, nor are they necessarily indicative of the results of future combined operations.

                                          ELINE ENTERTAINMENT GROUP, INC.

                                          UNAUDITED PROFORMA BALANCE SHEET
                                                 AT APRIL 30, 2003

                                                                              Proforma
                                                    -----------------------------------------------------------
                                                       Eline            IFR        Adjustments       Combined
                                                       -----            ---        -----------       --------
ASSETS

Current Assets
   Cash and cash equivalents ....................   $          0    $   114,571    $          0    $    114,571
   Accounts receivable ..........................              0        479,098               0         479,098
   Inventory ....................................              0      1,214,177               0       1,214,177
   Prepaid expenses .............................              0         12,443               0          12,443
                                                    ------------    -----------    ------------    ------------

         Total current assets ...................              0      1,820,289               0       1,820,289

Property and Equipment
   Shop equipment ...............................              0        572,291               0         572,291
   Vehicles .....................................              0        117,530               0         117,530
   Furniture, fixtures and leasehold improvements              0         27,060               0          27,060
                                                    ------------    -----------    ------------    ------------
         Total property and equipment ...........              0        716,881               0         716,881
         Less: accumulated depreciation .........              0       (380,292)              0        (380,292)
                                                    ------------    -----------    ------------    ------------
         Net property and equipment .............              0        336,589               0         336,589

Other Assets
   Deposits .....................................              0          7,200               0           7,200
                                                    ------------    -----------    ------------    ------------

         Total Assets ...........................   $          0    $ 2,164,078    $          0    $  2,164,078
                                                    ============    ===========    ============    ============

                        The accompanying notes are an integral part of these statements.

                                                      F-15

                                          ELINE ENTERTAINMENT GROUP, INC.

                                          UNAUDITED PROFORMA BALANCE SHEET
                                                 AT APRIL 30, 2003
                                                    (continued)

                                                                              Proforma
                                                    -----------------------------------------------------------
                                                       Eline            IFR        Adjustments       Combined
                                                       -----            ---        -----------       --------

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

Current Liabilities
   Trade accounts payable .......................   $     44,096    $   305,846    $          0    $    349,942
    Accrued expenses ............................          6,000        186,967               0         192,967
   Current maturities of long-term debt .........              0         10,471               0          10,471
                                                    ------------    -----------    ------------    ------------

         Total current liabilities ..............         50,096        503,284               0         553,380

Long-term Debt, Less Current Portion
   Long-term debt ...............................              0          7,098               0           7,098
   Shareholder note and interest payable ........              0        918,135               0         918,135
                                                    ------------    -----------    ------------    ------------

         Total liabilities ......................         50,096      1,428,517               0       1,478,613

Minority interest in subsidiary .................              0              0         457,464(a)      457,464

Stockholder's Equity (Deficit)
Preferred stock, $.001 par value; 5,000,000 shares
   authorized, 180,000 shares Series B Convertible
   Preferred issued and outstanding ..............           180              0               0             180
Common stock, $.001 par value; 20,000,000 shares
   authorized, 2,295,662 and 40,662 issued
     and outstanding ............................          2,295          1,000          (1,000)          2,295
Additional paid in capital ......................     13,803,317      1,272,299        (994,202)     14,081,414
Deficit accumulated during the development stage     (13,855,888)      (537,738)        537,738     (13,855,888)
                                                    ------------    -----------    ------------    ------------

         Total stockholders' deficit ............   $    (50,096)       735,561        (457,464)        228,001
                                                    ------------    -----------    ------------    ------------

       Total Liabilities and Stockholders' Equity   $          0    $ 2,164,078    $          0    $  2,164,078
                                                    ============    ===========    ============    ============

(a) Represents 49% of the IFR equity as of April 20, 3003.

                        The accompanying notes are an integral part of these statements.

                                                      F-16

                                 ELINE ENTERTAINMENT GROUP, INC.

                           UNAUDITED PROFORMA STATEMENT OF OPERATIONS
                             FOR THE SIX MONTHS ENDED APRIL 30, 2003


                                                              Proforma
                                      ---------------------------------------------------------
                                        Eline            IFR         Adjustments     Combined
                                        -----            ---         -----------     --------

Revenues .........................    $     1,000     $ 1,813,517     $        0    $ 1,814,517
Cost of revenues .................              0       1,090,728              0      1,090,728
                                      -----------     -----------     ----------    -----------
Gross profit .....................          1,000         722,789              0        723,789

Total operating expenses .........        187,000         698,388              0        885,388
                                      -----------     -----------     ----------    -----------

Income (loss) from operations ....       (186,000)         24,401              0       (161,599)

Other income (expense)
   Interest expense ..............              0         (30,000)             0        (30,000)
   Interest income ...............              0               0              0              0
                                      -----------     -----------     ----------    -----------

      Total other income (expense)              0         (30,000)             0        (30,000)
                                      -----------     -----------     ----------    -----------

Net loss .........................    $  (186,000)    $  ( 5,599)     $        0    $  (191,599)
                                      ===========     ===========     ==========    ===========

Basic loss per share .............    $     (0.65)                                  $     (0.67)

Basic weighted average
   shares outstanding ............        284,029                                       284,029


                The accompanying notes are an integral part of these statements.

                                              F-17

                                 ELINE ENTERTAINMENT GROUP, INC.

                           UNAUDITED PROFORMA STATEMENT OF OPERATIONS
                               FOR THE YEAR ENDED OCTOBER 31, 2002


                                                              Proforma
                                      ---------------------------------------------------------
                                        Eline            IFR         Adjustments     Combined
                                        -----            ---         -----------     --------

Revenues .........................    $    94,527     $ 2,878,218     $        0    $ 2,972,745
Cost of revenues .................              0       1,800,364              0      1,800,364
                                      -----------     -----------     ----------    -----------
Gross profit .....................         94,527       1,077,854              0      1,172,381

Total operating expenses .........      8,250,583       1,195,152              0      9,445,735
                                      -----------     -----------     ----------    -----------

Income (loss) from operations ....     (8,156,056)       (117,298)             0     (8,273,354)

Other income (expense)
   Interest expense ..............        (10,000)        (41,862)             0        (51,862)
   Interest income ...............              0             227              0            227
                                      -----------     -----------     ----------    -----------

      Total other income (expense)        (10,000)        (41,635)             0        (51,635)
                                      -----------     -----------     ----------    -----------

Net loss .........................    $(8,166,056)    $  (158,933)    $        0    $(8,324,989)
                                      ===========     ===========     ==========    ===========

Basic loss per share .............    $   (223.78)                                  $   (228.14)

Basic weighted average
   shares outstanding ............         36,491                                        36,491


                The accompanying notes are an integral part of these statements.

                                              F-18